EXHIBIT 10.7.1

LIST OF INDEMNITEES

Each of the individuals identified below is party to an indemnification agreement with TranS1 Inc. in the form included as Exhibit 10.7 to TranS1’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007:
Richard Randall
Michael Luetkemeyer
Michael Carusi
Mitchell Dann
Jonathan Osgood
James Shapiro
Joseph Slattery